Exhibit 10.1
SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is entered into by and among Bond Laboratories, Inc., a Nevada corporation (“Buyer”), NDS Nutrition Products, Inc., a Florida corporation (“Buyer Sub”), NDS Nutritional Products, Inc., a Nebraska corporation (“Seller”), Cory Wiedel, an individual (“Wiedel”), Ryan Zink, an individual (“Zink” and together with Wiedel, the “Shareholders”), effective as of September 30, 2009 (the “Effective Date”).  The Buyer Parties (as defined below) and the Seller Parties (as defined below), are referred to collectively hereafter as the “Settling Parties”.

A.           The “Buyer Parties” shall mean Buyer and its subsidiaries (including Buyer Sub) and other “affiliates” (for purposes of this Agreement, “affiliate” shall have the meaning ascribed to it in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended),  and their respective predecessors, successors, assigns, officers, directors, employees, affiliates, shareholders, partners, agents and representatives.

B.           The “Seller Parties” shall mean Seller, the Shareholders, and their respective heirs, predecessors, successors, assigns, officers, directors, employees, affiliates, shareholders, partners, agents and representatives.

WHEREAS, Buyer, Seller and Shareholders are party to that certain Asset Purchase Agreement, dated as of October 1, 2008, as amended by that certain First Amendment to Asset Purchase Agreement, dated March 2, 2009 (the “Purchase Agreement”), pursuant to which Buyer purchased from Seller the Acquired Assets and assumed the Assumed Liabilities, as more particularly provided in the Purchase Agreement (the “Acquisition”);

WHEREAS, (i) Buyer transferred to Buyer Sub its (A) rights, title and interest in and to the Acquired Assets, and (B) liabilities and obligations under the Assumed Liabilities, and (ii) Buyer Sub acquired and assumed, as appropriate, the Acquired Assets and the Assumed Liabilities;

WHEREAS, a dispute exists among the Settling Parties concerning Buyer’s and Seller’s respective performances under the Purchase Agreement and related agreements, including payment of earn-out amounts pursuant to the terms of the Purchase Agreement; and

WHEREAS, the Settling Parties all have agreed to resolve all of their differences by settlement, as contemplated by the provisions of this Agreement.

NOW, THEREFORE, for valuable consideration, including the obligations, promises and rights created herein, the Settling Parties agree to the foregoing and as follows:

1. Secured Promissory Note.  Buyer and Buyer Sub shall enter into a secured promissory note in favor of Seller, dated as of the Effective Date, in substantially the form as attached Exhibit A (the “Note”), which shall provide as follows: (i) the Note shall be in the aggregate principal amount of $621,775,01; (ii) the Note shall supersede and replace in its entirety each of the following secured promissory notes: (A) that certain Secured Promissory Note (Component Inventory), dated as of October 1, 2008, made by Buyer in favor of Seller (the “Component Inventory Note”); (B) that certain Secured Promissory Note (Fixed Assets), issued as of October 1, 2008 (the “Fixed Assets Note”), made by Buyer in favor of Seller; and (C) that certain Secured Promissory Note (Installment) dated as of October 1, 2008, made by Buyer in favor of Seller (the “Installment Note” and together with the Component Inventory Note and the Fixed Assets Note, the “Prior Notes”); and (iii) Buyer’s and Buyer Sub’s payment obligation under the Note shall be secured by  Seller’s security interest in the “Collateral”, as defined and described in that certain Security Agreement, dated as of October 1, 2008, as amended pursuant to that certain Amendment No. 1 to Security Agreement, dated as of the Effective Date, in substantially the form as attached Exhibit B (such Security Agreement, as amended, the “Amended Security Agreement”).  The Settling Parties expressly agree that upon execution and issuance of the Note, the Prior Notes shall be null and void and shall cease to be of further force or effect.

2. Amendment/Termination of Acquisition Agreements.  The Settling Parties herby acknowledge and agree that upon execution of this Agreement: (i) the terms and provisions of the Purchase Agreement, as amended by that certain Amendment No. 2 to Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement Amendment” and together with the Purchase Agreement, the “Amended Purchase Agreement”), shall continue in full force and effect; (ii) the terms and provisions of the Amended Security Agreement shall continue in full force and effect; (iii) the Prior Notes shall be null and void and shall cease to be of further force or effect; (iv) that certain Stock Rights and Restriction Agreement, dated as of October 1, 2008 (the “Original Restriction Agreement”), as amended by that certain Amendment No. 1 to Stock Rights and Restriction Agreement, dated effective as of September 3, 2009, (the “Restriction Agreement Amendment”, and together with the Original Restriction Agreement, the “Amended Restriction Agreement”), shall continue in full force and effect; and (v) that certain Supply, License and Transition Services Agreement, dated as of October 1, 2008 (the “Original Supply Agreement”), by and between Buyer and Complete Nutrition Holdings, Inc., a Nebraska corporation (f/k/a “Complete Nutrition, Inc.”) (“CNH”), as amended by that certain Amendment No. 1 to Supply, License and Transition Services Agreement, dated as of the date hereof, by and among Buyer, Buyer Sub and CNH in substantially the form as attached Exhibit C (the “Supply Agreement Amendment”, and together with the Original Supply Agreement, the “Supply Agreement”), shall continue in full force and effect.  For purposes of clarity, each agreement not specifically referenced above, including, without limitation, those certain Proprietary Information, Non-Competition and Non-Solicitation Agreements between Buyer, on one hand, and each of Seller, Wiedel and Zink, on the other hand, each dated as of October 1, 2008, shall remain in full force and effect; provided, however, all agreements between the Settling Parties shall in all respects be subject to the terms of that certain Agreement, dated effective as of September 1, 2009, by and among Buyer, Buyer’s Sub, Seller, Wiedel and Zink (the “Zink Agreement”) which sets forth the Settling Parties’ agreements with respect to the matters specified therein, including Zink’s ability to provide consulting or employment services on behalf of CNH.

3. Purchase of Seller Product Inventory; Prior Note Payment.  Prior to the execution of this Agreement, Buyer shall make or cause to be made a cash payment to Seller (via wire transfer of immediately available funds) in the amounts of (a) $43,551.41, which amount represents all sums owed by Buyer to Seller as of immediately prior to the execution of this Agreement for Product Inventory (as defined in Section 1.6 of the Purchase Agreement) acquired from Seller pursuant to Section 1.6 of the Purchase Agreement but not yet paid for by Buyer; and (b) $44,007.51, which represents a partial payment of the $55,009.39 amount (the “September 2009 Notes Payment”) owed by Buyer to Seller on September 1, 2009 pursuant to the Prior Notes.  The Buyer Parties and Seller Parties acknowledge and agree that the remaining $11,001.88 of the September 2009 Notes Payment shall be included as part of the principal amount of Note.

4. License of Rights to NDS Name.

(a)           License Grant.  Seller hereby acknowledges and agrees that Buyer has been using derivations of the name “NDS Nutritional Products” in the conduct of its business since October 1, 2008 as permitted pursuant to the terms of the Amended Purchase Agreement.  Subject to the following sentence, as of the date hereof, Seller hereby confirms and grants to Buyer (to the extent that Seller has any applicable right, title and interest) a perpetual, exclusive, royalty-free, worldwide, transferable, sublicensable license to use and otherwise exploit the Marks and associated trade dress, logos and related intellectual property (collectively, the “Intellectual Property”) in connection with the business of Buyer and/or Buyer’s designee.  Seller may revoke the foregoing license upon the occurrence, and during the continuance, of an  Event of Default (as defined in the Note) under Section 4.1(a)(i), (ii), (v) and (vii) of the Note; provided, however, that Seller shall allow Buyer and Buyer Sub to continue to use the Marks for a period of up to thirty (30) days after delivery of the notice of revocation solely to the extent necessary to allow Buyer Sub to continue operation of its business while it phases out its use of the Marks.  For purposes of this Agreement, “Marks” means the name “NDS Nutritional Products” and all derivations thereof in which Seller might have any rights, title and interest.

(b)           Assignment.  Immediately upon discharge in full of Buyer’s and Buyer Sub’s obligations under the Note (or any replacement thereof or substitution therefore) Seller and Buyer (or Buyer’s designee, as deemed appropriate by Buyer), shall enter into an assignment, effective as of the Effective Date, in substantially the form as attached Exhibit D (the “Assignment”), pursuant to which Seller shall, among other things, transfer, assign, deliver and convey to Buyer or Buyer’s designee, at no cost to Buyer or Buyer’s designee, all of Seller’s rights, title and interest in and to the Intellectual Property.  Seller covenants and agrees that it will use reasonable best efforts to cooperate with Buyer or Buyer’s designee to accomplish this transfer, assignment, delivery and conveyance (including effecting any required name change filings with the Nebraska Secretary of State).

5. Mutual Release.  In consideration of all of the terms and conditions of this Agreement (including without limitation the mutual releases provided herein), except as expressly provided below, the Buyer Parties hereby release the Seller Parties, and the Seller Parties hereby release the Buyer Parties, from any and all causes of action, actions, judgments, liens, damages, Losses (as defined in the Amended Purchase Agreement), costs, claims, liabilities, expenses, and demands whatsoever, whether known or unknown, suspected or unsuspected (collectively, “Claims”), which they ever had, now have, or hereafter can, shall or may have, for, upon or by reason of any act, omission, misrepresentation, breach, transaction, practice, conduct, matter, cause, operation of law, effect, or thing of any kind whatsoever, arising out of, or relating in any manner to the relationship between the Buyer Parties and Seller Parties, including, without limitation, any Claims arising out of or in any way related to the Amended Purchase Agreement (including payments of any amounts due thereunder and any Claims for indemnification thereunder); provided, however, it is expressly agreed and understood that this Agreement does not release (a) any obligations under this Agreement, (b) Buyer’s or Buyer Sub’s obligations under (i) the Note, (ii) the Amended Security Agreement, (iii) the Supply Agreement, (iv) the Amended Purchase Agreement to satisfy the Assumed Liabilities (as defined in the Amended Purchase Agreement), (v) Sections 9.3(b)(v), 10.5 and 10.7 of the Amended Purchase Agreement, (vi) the Amended Restriction Agreement, (vii) the Zink Employment Agreement (as defined in the Amended Purchase Agreement) as modified by the Zink Agreement, and (viii) that certain Assignment and Assumption of Business Property Lease, dated October 1, 2008, by and between Seller and Buyer, (c) Seller’s or the Shareholders’ obligations under (i) clause (v) of Section 9.2(b) of the Amended Purchase Agreement, or (ii) the Amended Restriction Agreement, (d) Seller’s obligations from and after the Effective Date under the Seller Non-Competition Agreement (as defined in the Amended Purchase Agreement, (e) Wiedel’s obligations from and after the Effective Date under the Wiedel Non-Competition Agreement (as defined in the Amended Purchase Agreement) as modified by the Zink Agreement, (f) Zink’s obligations from and after the Effective Date under (i) the Zink Non-Competition Agreement (as defined in the Amended Purchase Agreement) as modified by the Zink Agreement and (ii) the Zink Employment Agreement (as defined in the Amended Purchase Agreement) as modified by the Zink Agreement, and (g) CNH’s obligations under the Supply Agreement.

6. Waiver of Rights Under Civil Code Section 1542.  The Settling Parties acknowledge that they have read, considered and understand the provisions and significance of Section 1542 of the California Civil Code which reads as follows:  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.  The Settling Parties hereto further acknowledge and agree that the foregoing waiver of the provisions of Section 1542 of the California Civil Code was bargained for separately, and they assume the risk of the subsequent discovery or understanding of any matter, fact or law which if now known or understood would in any respect have affected their execution of this Agreement.  The Settling Parties assume this risk, and notwithstanding this risk intend by this Agreement to release and discharge each other of and from all Claims.  The Settling Parties voluntarily, and with full knowledge of its significance, waive and relinquish any and all rights that they have under Section 1542 as well as under the provisions of all comparable, equivalent or similar statutes and principles of common law or other decisional law of any and all states of the United States and of the United States.

It is expressly understood and agreed that this waiver of Civil Code Section 1542 and the releases set forth above are material terms of this Agreement and were separately negotiated between the Parties hereto.  The Settling Parties represent and warrant that they have not assigned any Claims and covenant not to sue or otherwise assert or prosecute any Claims released herein.

7. Nondisparagement.  The Settling Parties agree that they will not make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame or disparage the personal or business reputation, practices or conduct of the Settling Parties including, if applicable, their shareholders, owners, employees, directors and officers.  The Settling Parties acknowledge and agree that this prohibition extends to statements, written or verbal, made or delivered to anyone, including but not limited to the news media, investors, potential investors, any board of directors or advisory board or directors, industry analysts, competitors, banks, investment banks, vendors, employees and customers.

8. Indemnification by the Buyer Parties From Future Claims. The Buyer Parties shall fully protect, indemnify and hold harmless the Seller Parties from and against any future Claim made by any of the Buyer Parties to the extent that such Claims are released by this Agreement.

9. Indemnification by the Seller Parties From Future Claims. The Seller Parties shall fully protect, indemnify and hold harmless the Buyer Parties from and against any future Claim made by any of the Seller Parties to the extent that such Claims are released by this Agreement.

10. No Admission of Liability.  Neither this Agreement nor any action taken pursuant to this Agreement shall constitute an admission of any wrongdoing, fault, violation of law or liability of any kind on the part of any party to this Agreement, which claims and allegations are denied and contested.

11. Representation by Counsel. The Settling Parties specifically acknowledge that they are, and have been, represented by legal counsel in connection with the negotiation, drafting, and signing of this Settlement Agreement, that they understand and fully agree to every provision of this Settlement Agreement, and that they have received a copy of this Agreement.  The Settling Parties hereto represent and declare that, in executing this Agreement, they rely solely upon their own judgment, belief and knowledge, and the advice and recommendations of their own legal counsel, concerning the nature, extent and duration of their rights and claims hereunder, and that they have not been influenced to any extent whatsoever in executing this Agreement by any representations, statements or omissions by any party hereto or by any persons representing any party hereto other than themselves pertaining to any of the matters contained herein.

12. Joint Draftsmanship.  The Settling Parties shall be deemed to have participated equally in the drafting of this Agreement.  This Agreement has been jointly negotiated and drafted.  The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the Settling Parties.

13. Successors and Assigns.  This Agreement shall be binding upon and for the benefit of the Settling Parties, together with their respective spouses, predecessors, successors, assigns, officers, directors, partners, subsidiaries, affiliates and employees (as applicable).

14. Authority to Sign.  Each person executing this Agreement personally represents and warrants to the Settling Parties that he/she has the authority necessary to execute this Agreement on behalf of, and to fully bind, all those on whose behalf such person is executing the Agreement, including those persons and entities releasing the releasees; and that no other consents or approvals of anyone are required or necessary for this Agreement to be fully binding on all parties hereto in accordance with its terms.  The Settling Parties further represent and warrant that they have exclusive authority to execute this Agreement, that there is no restriction to their doing so, and that each has not heretofore assigned or transferred, or purported to assign or transfer, or suffered any assignment, disposition, voluntary or involuntary, of any claim or demand relating to any matter covered by this Agreement.

15. Attorneys’ Fees.

(a)           The Settling Parties to this Agreement agree to bear their own costs and attorneys’ fees expended in connection with the this Agreement and the transactions contemplated herein and hereby.

(b)           In the event that any suit or action is instituted to enforce any provision in this Agreement, to the extent permitted by law the prevailing party (or parties) in such dispute shall be entitled to recover from the losing party (or parties) all fees, costs and expenses of enforcing any right of such prevailing party (or parties) under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

16. Survival of Covenants. All representations, warranties, covenants and stipulations set forth in this Agreement shall be deemed continuing and shall survive and continue after the Agreement is signed by the Settling Parties.

17. Waiver.  No breach of any provision hereon can be waived unless in writing.  Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

18. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska applicable to contracts made and to be performed in that State by residents of that State.  Each party hereto submits to the jurisdiction of any state or federal court sitting in Douglas County, Nebraska in any action or proceeding arising out of or relating to this Agreement or any of the agreements or transactions contemplated hereby and agrees that all claims in respect of the action or proceeding may be heard and determined there.  Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the or any of the agreements or transactions contemplated hereby in any other court.  Each party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party.  Each party agrees that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

19. Severability.  Wherever possible, each provision, word and phrase of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision, word or phrase of this Agreement shall be invalid or prohibited thereunder, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions, words, and phrases, respectively, of this Agreement.

20. Entire Agreement.  This Agreement, including the exhibits attached hereto, contains the entire agreement between the Settling Parties hereto and supersedes all prior agreements and discussions regarding such settlement.  The terms are deemed contractual and not a mere recital and only may be modified or amended by a written instrument executed by the Settling Parties hereto.  There are no warranties, representations, agreements, promises or terms other than as set forth herein.  This Agreement may be waived, canceled, novated, modified or amended only by a writing signed by the party against who said waiver, cancellation, novation, modification or amendment is asserted.

21. Execution and Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement shall be effective for all purposes upon its execution. Signatures faxed or sent via electronic mail to an opposing party shall constitute original and binding signatures for the purposes of executing and rendering binding this Agreement.

22. Assignment. This Agreement is not assignable by the Settling Parties unless otherwise agreed to in writing by the Settling Parties.

23. Section Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

24. Further Steps.  The Settling Parties agree and covenant to take all such further action and execute all such further documents as may be necessary and appropriate in order to carry out the intent of this Settlement Agreement.

25. Notices.  Any and all notices or other communications to be given hereunder shall be in writing and shall be validly given, if served personally, or if deposited in United States mail, certified or registered, postage prepaid, return receipt requested.  If such notice or communication is served personally, service shall be conclusively deemed made at the time of such personal service.  If given by mail, such notice or communication shall be conclusively deemed given upon the deposit thereof in United States mail, addressed to the party to whom such notice or communication is to be given at the addresses set forth below the party signature or to such other address as a party may designate in writing to the other party as provided herein.

(a)  If to the Buyer or Buyer Sub, addressed to:

Bond Laboratories, Inc.
777 South Highway 101, Suite 215
San Diego, CA  92075
Attention: Chief Executive Officer
Fax: (858) 847-9090
Email: jwilson@bond-labs.com

And to:

Micha Danzig, Esq.
Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
3580 Carmel Mountain Road, Ste 300
San Diego, CA 92130
Fax: (858) 314-1501
Email: mdanzig@mintz.com

(b)  If to Seller, addressed to:

NDS Nutritional Products, Inc.
6610 S. 118th Street
Omaha, Nebraska 68137
Attention: Cory J. Wiedel
Fax: 402-614-0882
Email: cjwiedel@completenutrition.com

And to:

Koley Jessen P.C., L.L.O.
One Pacific Place, Suite 800
1125 South 103 Street
Omaha, NE 68124-1079
Attention: Michael Hupp
Fax: (402) 390-9005
Email: mike.hupp@koleyjessen.com

(c)  If to Shareholders, addressed to:

Ryan Zink
500 Fort Street
Papillion, NE  68046
Fax: (402) 884-1816
Email: rzink@ndsnutrition.com

And

Cory Wiedel
4629 S. 187th Street
Omaha, NE  68135
Fax: 402-614-0882
Email: cjwiedel@completenutrition.com

All notices, if mailed, shall be deemed effective three (3) days after deposit in the U.S. mail as provided herein above in this paragraph;  provided, however, any notice deposited with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, shall be deemed effective one (1) day after such deposit.

READ CAREFULLY.  THIS SETTLEMENT AGREEMENT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, this Settlement Agreement is made effective as of the Effective Date.

BUYER: BUYER SUB: SELLER: WIEDEL: ZINK:
Bond Laboratories, Inc., a Nevada corporation

By: ______________________________

 Its: CEO

Name: John S. Wilson

NDS Nutrition Products, Inc., a Florida corporation

By: ______________________________

Its: CEO

Name: John S. Wilson

NDS Nutritional Products, Inc., a Nebraska corporation

By: ______________________________

Its: CEO

Name: Cory Wiedel

________________________________
Cory Wiedel, an Individual

_________________________________
Ryan Zink, an Individual

EXHIBIT A

SECURED PROMISSORY NOTE

EXHIBIT B

AMENDMENT NO. 1 TO SECURITY AGREEMENT

EXHIBIT C

AMENDMENT NO. 1 TO SUPPLY, LICENSE AND TRANSITION SERVICES AGREEMENT

EXHIBIT D

ASSIGNMENT OF NAME